FORSTERS

DATED 6 April **2016**

(1) THE WARDENS AND COMMONALTY OF THE MYSTERY OF MERCERS OF THE CITY OF LONDON

(2) MISSION-MEDIA LIMITED

(3) MISSION-MEDIA HOLDINGS LIMITED

LEASE OF PART

First Second Third and Fourth Floors and Internal Common Parts
28/32 Shelton Street London WC2

F

Forsters LLP 31 Hill Street London W1J 5LS | **DX:** 82988 Mayfair
T: +44(0)20 7863 8333 | **W:** www.forsters.co.uk | **R:** MPS/JMZM/25973.653

PARTICULARS

Land Registry prescribed particulars

With the exception of LR13 and LR14 these particulars must not be deleted even if there is no information to put in them.

LR1. Date of Lease	6 April 2016
LR2. Title number(s)	**LR2.1 Landlord's title number(s)** NGL615849 **LR2.2 Other title numbers**
LR3. Parties to this Lease	**Landlord** **THE WARDENS AND COMMONALTY OF THE MYSTERY OF MERCERS OF THE CITY OF LONDON** of Mercers' Hall Ironmonger Lane London EC2V 8HE **Tenant** **MISSION-MEDIA LIMITED** (Company Registration Number 04745677) whose registered office is at 6 Mercer Street London WC2H 9QA **Guarantor** **MISSION-MEDIA HOLDINGS LIMITED** (Company Registration Number 06352697) whose registered office is at 6 Mercer Street London WC2H 9QA
LR4. Property	**In the case of a conflict between this clause and the remainder of this Lease then, for the purposes of registration, this clause shall prevail.** First Second Third and Fourth Floors and Internal Common Parts 28/32 Shelton Street London WC2 shown edged red on the plans annexed hereto including: (i) the internal faces of the walls and columns which enclose the Premises including the plaster and any decorative finishes thereof
	(ii) the entirety of all walls and columns within the Premises (other than those which are structural or load bearing) and the internal faces of all structural or load bearing walls and columns within the Premises including the

		plaster and any decorative finishes thereof
	(iii)	the screed and finish of the floors within the Premises
	(iv)	the internal faces of the ceilings of the Premises including the plaster and any decorative finishes thereof
	(v)	all doors door furniture and door frames of or within the Premises
	(vi)	all pipes exclusively serving the Premises up to the point where they connect to those of statutory undertakers or to those which are common media
	(vii)	all sanitary apparatus and all heating apparatus within or exclusively serving the Premises
	(viii)	the windows window frames and the glass in the windows of the Premises but excluding the windows external faces of window frames and glass in the external walls of the Building
LR5. Prescribed statements etc.	***LR5.1 Statements prescribed under rules 179 (dispositions in favour of a charity), 180 (dispositions by a charity) or 196 (leases under the Leasehold Reform, Housing and Urban Development Act 1993) of the Land Registration Rules 2003*** None **LR5.2 This lease is made under, or by reference to, provisions of:** None	
LR6. Term for which the Property is Leased	From and including 6 April 2016 To and including 5 April 2026	
LR7. Premium	None	
LR8. Prohibitions or restrictions on disposing of this Lease	This Lease contains a provision that prohibits or restricts dispositions.	
LR9. Rights of acquisition etc.	**LR9.1 Tenant's contractual rights to renew this Lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land** None	

	LR9.2 Tenant's covenant to (or offer to) surrender this Lease None **LR9.3 Landlord's contractual rights to acquire this Lease** None
LR10. Restrictive covenants given in this Lease by the Landlord in respect of land other than the Property	None
LR11. Easements	**LR11.1 Easements granted by this Lease for the benefit of the Property** See sub-clauses 1.1 to 1.3 of clause 1 **LR11.2 Easements granted or reserved by this Lease over the Property for the benefit of other property** See sub-clauses 1.4 to 1.12 of clause 1
LR12. Estate rentcharge burdening the Property	None
LR13. Application for standard form of restriction	None
LR14. Declaration of trust where there is more than one person comprising the Tenant	Not applicable

TABLE OF CONTENTS

Page No.

BETWEEN:

(1) The Landlord specified in panel LR6 of the Particulars (hereinafter called "the Landlord" which expression shall where the context so admits include the immediate reversioners for the time being expectant upon the term hereby created) and

(2) The Tenant specified in panel LR6 of the Particulars (hereinafter called "the Tenant" which expression shall where the context so admits include its successors in title)

NOW THIS DEED WITNESSETH as follows:

1. **Demise and Rents**

In consideration of the rents hereinafter reserved and of the covenants by the Tenant and the Guarantor hereinafter contained the Landlord hereby demises unto the Tenant with full title guarantee **ALL THAT** property described in panel LR4 of the Particulars (hereinafter called "the Premises") being part of the building (hereinafter called "the Building") known as 28-32 Shelton Street London WC2 **TOGETHER** with:

1.1 the use in common with all other persons authorised by the Landlord of the entrance hall staircase corridors and passages in the Building and any other areas made available by the Landlord from time to time for the common use and enjoyment by the Landlord the tenants and occupiers of the Building but excluding any parts which are specifically let (hereinafter called "the Common Parts")

1.2 the right of support shelter and protection for the benefit of the Premises from the remainder of the Building

1.3 the free and uninterrupted passage and running of water soil gas electricity and all other services to and from the Premises through pipes or wires in other parts of the Building

1.4 the right to install air conditioning apparatus on the roof of the Building (subject to compliance with clause 2.5 hereof)

EXCEPTING AND RESERVING unto the Landlord and (where appropriate) the tenants or other occupants of the Building and the Landlord's servants and agents and all others authorised by the Landlord

1.5 the free and uninterrupted passage and running of water soil gas electricity and all other services to and from other parts of the Building through pipes wires or other conducting media in or over the Premises as may exist at present or as the Landlord may at any time deem desirable (including the right to install such pipes wires or other conducting media)

1.6 the right of support and protection for the remaining parts of the Building from the Premises

1.7 the right of passage with or without equipment over the Premises for any purpose connected with the plant and machinery of the Landlord situated in the Building or any neighbouring or adjoining building

1.8 the right of passage through the ground floor and basement level of the Premises for the purpose of escape in the case of emergency

1.9 the right of passage over the Premises to access the roof of the Building on reasonable prior notice (except in case of emergency) for the purpose of carrying out alterations or other works to the Building or any adjoining or neighbouring buildings or for the

purposes of inspection causing as little damage as possible to the premises and making good any damage caused to the Premises

1.10 the right at any time hereafter to alter demolish or rebuild the remainder of the Building or any part thereof or any adjoining or neighbouring buildings according to such plans (whether as to height extent or otherwise) and in such manner (including the erection of scaffolding) as shall be reasonably required by the Landlord notwithstanding any interference or disturbance thereby occasioned to the access of light or air to or the use or enjoyment of the Premises or the services connected to the same **PROVIDED ALWAYS THAT** the Tenant's right of access is maintained at all times

1.11 all rights of light air and other easements and rights now or hereafter belonging to or enjoyed by the Premises from or over any adjacent or neighbouring land or building

1.12 the right (within reason) to enter on or into the Premises for any purpose connected with this Lease

1.13 the right at any time to enter the Premises for the purpose of carrying out alterations or other works to the Building or any adjoining or neighbouring building or for the purposes of inspection causing as little damage as possible to the Premises and making good any damage caused to the Premises on reasonable prior notice (except in case of emergency when no such notice shall be given)

1.14 the right at all times on prior notice (except in case of emergency) to enter onto the Premises for all purposes in connection with the security of the Premises or the Building or any adjoining or neighbouring buildings

TO HOLD the Premises (subject to all rights and easements quasi-easements privileges restrictions covenants liabilities and stipulations affecting the Premises) unto the Tenant for the term specified in panel LR6 of the Particulars ("the term") **YIELDING AND PAYING** therefor during the term **FIRSTLY** from the date hereof ("the Rent Commencement Date") until and including the 24 December 2016 the rent of **TWO HUNDRED AND EIGHT THOUSAND THREE HUNDRED AND EIGHTY POUNDS** (£208,380) exclusive of VAT and from and including 25 December 2016 the rent determined pursuant to a rent review in accordance with the terms of Schedule 3 on 6 April 2016 (the "First Review Date") such rent payable until but excluding 6 April 2021 (the "Second Review Date") when a further rent review shall take place in accordance with Schedule 3 **SUCH** rent to be paid by equal quarterly payments in advance on the usual quarter days the first payment to be made on the Rent Commencement Date and to be in respect of the period from the Rent Commencement Date to the quarter day next following **SECONDLY** by way of further rent a yearly sum equal to a fair proportion of the sums expended by the Landlord in complying with its obligations under Clause 3.2 hereof such proportion to be determined by the Landlord or its surveyors and such further rent to be payable on demand the first payment to be in respect of the period commencing on the First day of the term ("the Term Commencement Date") **THIRDLY** by way of further rent all sums due to the Landlord by way of Service Charge pursuant to Schedule 1 hereto **AND FOURTHLY** by way of further rent on demand all other moneys payable to the Landlord under the provisions of this Lease including all VAT payable hereunder (if any)

2. Tenant's Covenants

The Tenant **HEREBY COVENANTS** with the Landlord its successors and assigns that the Tenant will at all times during the said term duly perform and observe the following covenants and conditions that is to say:


N
OLD BREWER'S YARD
W/C
Security Office
Kitchen
Toilet
See inset
ESG
East Retail
West Retail
Unused Goods Lift
SHELTON STREET



Inset - Basement Access

Lease Plan

28-32 SHELTON STREET

LONDON, WC2H 9JE

Ground Floor

—— Lease Demise

Notes

Due to the inherent instability of paper materials drawings plotted on paper may be stretched and distorted. Dimensions scaled from paper plots should therefore be treated with caution.

This drawing is issued for lease registration purposes only and further copies should be printed under the appropriate licence.

Revisions

A - Original issue (June 2009)
B - Reference Amended (August 2009)
C -
D -
E -
F -


N
EARLHAM STREET
SHELTON STREET
OLD BREWERS YARD
NEAL STREET
LANGLEY STREET

Location Plan

Scale 1:1250

Dwg No. 20325-SS-28-32-LPG-S

Issue B June 2009

Presentation Scale 1:100 @ A3

Plowman Craven PCA

T +44(0)1582 765566 E info@plowmancraven.co.uk
F +44(0)1582 765370 W www.plowmancraven.co.uk



N
OLD BREWER'S YARD
ESG
WC
WC
Unused Goods Lift
WC
SHELTON STREET

Lease Plan

28-32 SHELTON STREET

LONDON, WC2H 9JE

First Floor

Lease Demise

Notes:

Due to the inherent instability of paper materials, drawings plotted on paper may be stretched and distorted. Dimensions scaled from paper plots should therefore be treated with caution.

This drawing is issued for lease registration purposes only and further copies should be printed under the appropriate licence.

Revisions:
A - Original issue (January 2009)
B -
C -
D -
E -
F -



N
EARLHAM STREET
SHELTON STREET
OLD BREWER'S YARD
NEAL STREET
LANGLEY STREET

Location Plan

Scale 1:1250

Dwg No. 20325-SS-28-32-LP1-W

Issue A — January 2009

Presentation Scale 1:100 @ A3

Plowman Craven PCA

T +44(0)1582 765566 E info@plowmancraven.co.uk
F +44(0)1582 765370 W www.plowmancraven.co.uk



OLD BREWER'S YARD
ESG
Unused Goods Lift
WC
WC
WC
WC
SHELTON STREET

Lease Plan

28-32 SHELTON STREET

LONDON, WC2H 9JE

Second Floor

Lease Demise

Notes:

Due to the inherent instability of paper materials, drawings plotted on paper may be stretched and distorted. Dimensions scaled from paper plots should therefore be treated with caution.

This drawing is issued for lease registration purposes only and further copies should be printed under the appropriate licence.

Revisions
A - Original Issue (January 2009)
B - Lease Updated (June 2009)
C -
D -
E -
F -



N
EARLHAM STREET
SHELTON STREET
OLD BREWER'S YARD
NEAL STREET
LANGLEY STREET

Location Plan

Scale 1:1250

Dwg No. 20325-SS-28-32-LP2

Issue B January 2009

Presentation Scale 1:100 @ A3

Plowman Craven PCA

T +44(0)1582 765566 E info@plowmancraven.co.uk
F +44(0)1582 765370 W www.plowmancraven.co.uk


N
OLD BREWER'S YARD
ESG
WC/Shower
Unused Goods Lift
WC
WC
SHELTON STREET

Lease Plan

28-32 SHELTON STREET
LONDON, WC2H 9JE

Third Floor

Lease Demise

Notes

Due to the inherent instability of paper materials drawings plotted on paper may be stretched and distorted. Dimensions scaled from paper plots should therefore be treated with caution.

This drawing is issued for lease registration purposes only and further copies should be printed under the appropriate licence.

Revisions
A - Original Issue (January 2009)
B - Lease Updated (June 2009)
C -
D -
E -
F -


N
BARLHAM STREET
SHELTON STREET
OLD BREWER'S YARD
NEAL STREET
LANGLEY STREET

Location Plan
Scale 1:1250

Dwg No. 20325-SS-28-32-LP3
Issue B January 2009
Presentation Scale 1:100 @ A3

Plowman Craven PCA
T +44(0)1582 765566 E info@plowmancraven.co.uk
F +44(0)1582 765370 W www.plowmancraven.co.uk



OLD BREWER'S YARD
ESG
WC
WC
Unused Goods Lift
WC
WC
SHELTON STREET
N

Lease Plan

28-32 SHELTON STREET

LONDON, WC2H 9JE

Fourth Floor

Lease Demise

Notes:

Due to the inherent instability of paper materials drawings plotted on paper may be stretched and distorted. Dimensions scaled from paper plots should therefore be treated with caution.

This drawing is issued for lease registration purposes only and further copies should be printed under the appropriate licence.

Revisions
A - Original Issue (January 2009)
B - Lease Updated (June 2009)
C -
D -
E -
F -



N
EARLHAM STREET
SHELTON STREET
OLD BREWER'S YARD
NEAL STREET
LANGLEY STREET

Location Plan

Scale 1:1250

Dwg No. **20325-SS-28-32-LP4**

Issue B January 2009

Presentation Scale 1:100 @ A3

Plowman Craven PCA

T +44(0)1582 765566 E info@plowmancraven.co.uk
F +44(0)1582 765370 W www.plowmancraven.co.uk

2.1 Rents

To pay to the Landlord the rents hereinbefore reserved on the dates and in the manner herein provided together with VAT (if any) thereon without any deduction or abatement whatsoever

2.2 Outgoings

(a) At all times hereafter to pay and discharge all taxes rates duties assessments charges and outgoings which now are or at any time hereafter during the term shall be taxed assessed charged or imposed on the Premises or any part thereof with any additions thereto or on the Landlord or anybody deriving title through them in respect of the Premises or any part thereof by authority of Parliament or of any Local Authority or otherwise howsoever

(b) If the Landlord shall suffer any loss of rating relief which would have been applicable to the Premises after the expiration or sooner determination of the term by reason of such relief being allowed to the Tenant or any other person in respect of any period prior to the expiration or sooner determination of the term to indemnify the Landlord against such loss

(c) Without prejudice to the generality of Clause 2.2(a) if at any time the Premises are not separately assessed for any outgoings the Tenant shall pay to the Landlord within seven days of written demand a fair proportion (determined by the Landlord acting reasonably and properly) of any assessment which includes the Premises

2.3 Payment of costs

To pay to the Landlord on an indemnity basis all damages losses fees charges costs disbursements and expenses (including without prejudice to the generality of the above those payable to counsel solicitors surveyors and bailiffs) reasonably incurred by the Landlord in relation to or incidental to:

(a) the preparation service negotiation and settlement of a notice under the Law of Property Act 1925 Section 146 or incurred in taking or contemplating proceedings under Sections 146 and 147 of that Act even if forfeiture is avoided otherwise than by relief granted by the court

(b) the recovery or attempted recovery of arrears of rent or other sums due from the Tenant under this Lease

(c) enforcing or requiring the Tenant to remedy a breach of the provisions of this Lease

(d) every step taken (within reason) during or after the expiration of the term of this Lease in contemplation of in connection with in the actual service of and in the negotiation and settlement of all notices and schedules of dilapidations

(e) in abating any nuisance occasioned by the Tenant upon the Premises or any additions thereto or in executing all such works as may be reasonably necessary for abating any such nuisance in obedience to a notice served by a Local Authority

(f) every application by the Tenant for the consent or licence of the Landlord whether the same is granted refused or withdrawn save where consent is unlawfully withheld

(g) the obtaining of valuations for insurance purposes (including fire insurance valuations) but not more than once every three years of the Term

2.4 Repair and decoration

(a) From time to time during the term to repair maintain renew and cleanse and keep in good repair the Premises and all additions made thereto

(b) There shall be excepted from the obligation contained in the preceding clause 2.4(a) damage by the Insured Risks save:

(i) Where the insurance monies or any part thereof shall be irrecoverable in consequence of any act or default of the Tenant or any person deriving title under the Tenant or any of the servants or agents of the Tenant or of any such person or

(ii) Where the insurance monies in respect of such damage have with the agreement of the Tenant been paid to the Tenant by the Landlord or by the Landlord's insurers

(c) In the fifth year and the last six months of the term (howsoever determined) but not so as to have to redecorate more than once in any 12 month period in a good and workmanlike manner to clean and afterwards to paint with two coats of good quality paint varnish and paper such parts of the Premises as are now painted varnished and papered in such colours patterns and materials as the Landlord may require

2.5 Alterations

(a) Not to cut maim or in any manner alter any part of the Premises nor make any improvement alteration or addition thereto the same being expressly prohibited **PROVIDED THAT** the Tenant may with the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) make internal non-structural alterations to the Premises subject to the Tenant:

(i) obtaining and complying with all necessary consents of any competent authority

(ii) paying all charges of any competent authority in respect of those consents

(iii) making an application to the Landlord describing the proposed alteration on drawings and where appropriate a specification in duplicate

(iv) at the expiration or sooner determination of the term (if and to the extent required by the Landlord) reinstating the Premises to the same condition as they were in at the grant of this Lease

(v) entering into such other covenants as the Landlord may require as to the execution insurance and reinstatement of the works

(vi) complying with all conditions regulations bye-laws and other matters prescribed by any competent authority either generally or specifically in respect thereof

(vii) carrying out such works at the Tenant's own expense in a good and workmanlike manner in accordance with all conditions regulations and other matters prescribed by the Landlord's insurers to the reasonable satisfaction of the Landlord (Landlord's satisfaction not to be unreasonably withheld or delayed)

(viii) not causing any nuisance or annoyance to any other tenant of the Landlord or to the owners or occupiers of any neighbouring premises

(b) Before commencing any permitted alterations to produce to the Landlord all such notices permissions consents licences and other documents relating thereto together with copies for retention by the Landlord

(c) To allow the Landlord at all reasonable times on reasonable prior written notice (except in the case of emergency where no such notice need be given) to enter upon the Premises both for the purposes of seeing that no unauthorised erections additions or alterations have been made and for the purposes of seeing that authorised alterations are carried out in accordance with any consent given hereunder and any permission granted by the competent authority

(d) Not to make any alterations or additions to the electrical gas water sanitary or ventilation installations of the Premises without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) and to procure that all such alterations or additions are carried out by suitably qualified persons in accordance with regulations of the relevant supply authority and not to interfere with or otherwise cause access to any pipes wires cables optic fibres drains sewers watercourses conduits or other conducting media which now are or may hereafter be in through or under the Premises to be or become more difficult than the case now is

(e) To carry out and complete the work involved in any fitting out of the Premises and all alterations to the Premises in accordance with the terms of all consents with materials of suitable good quality in a proper and workmanlike manner and to the reasonable satisfaction of the Landlord

(f) On completion of the installation of anything which shall become part of the Premises forthwith to give to the Landlord written notice of the same stating the full cost of reinstatement thereof

PROVIDED THAT the Tenant may subject to it and at its sole cost obtaining and complying with all necessary consents of any competent authority erect or remove internal non-structural partitions without the Landlord's consent **PROVIDED THAT** drawings (and such other details as the Landlord reasonably requires) showing such works are delivered to the Landlord and that the same are removed at the expiry of this lease (howsoever determined) and all damage thereby occasioned is made good

2.6 Yielding up

At the expiration or sooner determination of the term to deliver up to the Landlord the Premises with vacant possession and in accordance with the Tenant's foregoing obligations together with all additions and improvements made thereto in the meantime and all Landlord's fixtures which now are and which from time to time during the term shall be fixed or fastened within or about the Premises whole safe and undefaced (tenants and trade fixtures excepted) and to remove all the Tenant's fixtures and fittings and to carry out the reinstatement works set out in Schedule 5 in respect of the Fourth Floor only (but for the avoidance of doubt the Tenant's dilapidations liability in relation

to the remainder of the Premises shall be construed in accordance with the Tenant's foregoing obligations pursuant to this lease)

2.7 Landlord's Rights of Entry

(a) To permit the Landlord or the assistants or committee of the General Court of the Landlord its surveyors or agents and every or any of them at all reasonable times (upon giving at least 48 hours notice in writing except in case of emergency) to enter and come into and upon the Premises to view and see the state and condition thereof and of all defects decays and wants of reparation then and there found for which the Tenant shall be responsible hereunder to give or leave notice in writing at or upon the Premises or some part thereof to and for the Tenant to repair and amend the same and that within the space of two calendar months next after each such notice in writing shall be so given or left as aforesaid the Tenant shall repair and amend the same accordingly and if the Tenant shall default in the performance of its obligations hereunder the Landlord may (without prejudice to the right of re-entry hereinafter contained) enter upon the Premises with or without workmen and repair and amend the same at the expense of the Tenant in accordance with the covenants and provisions of these presents and the expense thereof shall be paid by the Tenant to the Landlord on demand by way of additional rent

(b) To permit the Landlord and all persons authorised by them to exercise any right granted to the Landlord or reserved by this Lease

2.8 Boards

To permit the Landlord or its surveyor or agents during the last six calendar months of the term to affix to the front of the Premises a reasonably sized notice board but not so as to obscure any of the Tenant's signage or materially interfere with the Tenants beneficial use and occupation of the Premises that the Premises are to be let at the expiration of the term hereby granted and during the said six calendar months to enter on the Premises with intending applicants for the purpose of viewing the Premises after giving to the Tenant reasonable prior notice

2.9 Vitiation of Insurance

(a) Not to do or omit anything whereby any policy or policies of insurance for the time being in force in respect of or including or covering the Premises and Building or any adjoining or neighbouring premises of the Landlord against any risk may become void or voidable or whereby the rate of premium thereon may be increased **PROVIDED THAT** the Tenant shall have been notified by such policies and any changes thereto

(b) At all times to comply with all the requirements and recommendations of any insurers of the Premises and to maintain such fire fighting equipment on the Premises as the Landlord's insurer or an authority may require

(i) Not to effect or permit or suffer to be effected by any other person any insurance against any of the Insured Risks in respect of or relating to the Premises

(ii) To pay to the Landlord any insurance monies received by the Tenant in respect of any claim under any insurance policy effected in breach of Clause 2.9(b)(i)

(c) As soon as reasonably becoming aware of the happening of any event or thing against which insurance has been effected by the Landlord or under the provisions hereinafter contained to give notice thereof to the Landlord

(d) In the event of the Premises or any part thereof being destroyed or damaged by any of the Insured Risks and the insurance money under any insurance against the same effected thereon by the Landlord being wholly or partially irrecoverable by reason solely or in part of any act neglect or default of the Tenant its servants agents or licensees then and in every such case the Tenant will forthwith pay to the Landlord the whole of such irrecoverable insurance money

(e) To pay to the Landlord the amount of any proper excess which is irrecoverable on the occasion of any claim made under any insurance effected by the Landlord under the terms of this Lease

2.10 General User

(a) Not to permit any hazardous noisy or offensive trade to be carried on in or upon the Premises nor to use the same for any illegal or immoral purpose

(b) Not to use or occupy the Premises or any part thereof nor permit or suffer the same to be used or occupied for any purpose other than as offices within Class B1 of the Town and Country Planning (Use Classes) Order 1987 **PROVIDED THAT** the Landlord does not warrant that such use is permitted under the Planning Acts (as hereinafter defined)

(c) Not to allow any sale by auction to be held on the Premises and not to shut up or darken any window or light save for blinds posters or other window furniture etc (where permitted under this Lease) or knowingly or permit any window or other encroachment or easement to be made into against or upon the Premises

(d) Not to suffer anything to be done on the Premises which may be or grow to be a legal nuisance to the Landlord or to other tenants in the Building or in neighbouring buildings

(e) Not to store or to bring on to the Premises any substance of a specially combustible or explosive nature and to comply with the requirements and recommendations of the fire authority and the Landlord as to fire precautions relating to the Premises **PROVIDED THAT** the use of the usual office supply products and equipment shall not be in breach of the foregoing or anything in this clause

(f) Not to allow the main entrance door of the Building to remain open or unlocked when using the Premises subject to the Landlord producing such passes codes and keys as the Tenant may reasonably request

(g) Not to overload to the Premises or conducting media serving the Premises or the Building

(h) Not to damage or obstruct the Common Parts and any access ways whether within or outside the Building but to use the same for the purpose of access and egress only and not to obstruct the access to any fire equipment or the means of escape from the Premises

(i) To comply with and to ensure that the contractors agents or invitees of the Tenant comply with all reasonable and proper regulations and requirements

from time to time stipulated by the Landlord or its surveyor in connection with access to and security of the Building **PROVIDED ALWAYS** 24 hour access to the Premises is available at all times

(j) Not to allow to pass into the conducting media serving the Premises or the Building or any adjoining or neighbouring premises any noxious or deleterious effluent trade effluent or other substance which may cause an environmental hazard or an obstruction in or injure the conducting media nor discharge effluent of any description into any surface water drainage system and in the event of any such obstruction or injury as soon as practicable to remove such obstruction and make good all damage

(k) Not to exhibit any name billboard placard plate advertisement or sign (illuminated or otherwise) of any description upon any part of the Premises or of the Building except as are usual in connection with the Tenant's authorised business hereunder and to which the Landlord shall have first given their consent, not to be unreasonably withheld or delayed

2.11 Alienation

(a) Not during the term to assign underlet (other than by way of an underlease of a whole floor or floors (excluding any common areas retained by the Tenant) (a "Permitted Part")) part with share possession of or occupation of or charge part only of the Premises nor underlet part with hold on trust for another or share the possession or occupation of or charge of the whole of the Premises for all or any part of the term the same being expressly prohibited

(b) The Tenant may not assign the whole of the Premises without the prior consent in writing of the Landlord but such consent shall not be unreasonably withheld **PROVIDED ALWAYS THAT**:

(i) the Landlord may withhold consent to such disposition if

- any rent or other sums due under this Lease are in arrears and have remained unpaid for more than 21 days since the relevant due date and (save in the case of first reserved rent) written demand and save in the case of service charge where it is subject to a bona fide dispute or

- there is or are some outstanding breach or breaches of a substantial material nature of any covenant or covenants on the part of the Tenant hereunder

(ii) the Landlord may impose one or more of the following conditions (which are specified for the purposes of the Landlord and Tenant Act 1927 Section 19(1A)) on giving any licence for an assignment by the Tenant of the whole of the Premises and any such licence shall be treated as being subject to such of the following conditions as are imposed

- if reasonably required by the Landlord the assignee shall upon or before any assignment obtain guarantors (but no more than 2 can be required) acceptable to the Landlord acting reasonably and properly who shall covenant (for the period during which the assignee is bound) by way of indemnity and guarantee (if more than one jointly and

severally) with the Landlord in the terms equivalent to those set out in Schedule 2 to this Lease

- upon or before any assignment and before giving occupation to the assignee the Tenant shall covenant by way of indemnity and guarantee with the Landlord in the terms of the authorised guarantee agreement in Schedule 4 to this Lease

(c) Not to sublet or in any other manner part with possession or share occupation of the whole of the Property **PROVIDED THAT** in the case of such a proposed subletting if such proposed subletting shall:

(i) be at the open market with vacant possession with provision for upwards only review of such amount as at each Review Date (as defined in clause 8) which shall occur during the term of the proposed subtenancy in like manner (mutatis mutandis) as provided in clause 8 and otherwise contain the same covenants agreements conditions and other provisions as are contained in this deed (to the extent relevant to the demise and not otherwise approved by the Landlord) including provisions for payment of the insurance and service charge contributions payable by the Tenant to the Landlord

(ii) be validly and enforceably excluded from the provisions of sections 24-28 Landlord and Tenant Act 1954 (as amended) and any other statutory provision now or hereafter enacted which would otherwise entitle the subtenant to a renewal or extension of the subtenancy or compensation for vacating the Property

(iii) contain a covenant by the subtenant not to assign mortgage charge sub-underlet hold on trust for another person or company or part with possession or share or part with occupation of the whole or any part of the sublet premises except by way of an assignment of the whole of the sublet premises and not to assign the whole of the sublet premises without the prior consent of the Landlord under this Lease such consent not to be unreasonably withheld or delayed and

THEN subject to the prior written consent of the Landlord to such subletting of the whole of the Property the Tenant may effect the same.

(d) Nothing contained in this subclause 2.11 shall prevent the Tenant without consent from sharing occupation of the whole or any part or parts of the Property with any Group Company or Group Companies of the Tenant (within the meaning of section 42 Landlord and Tenant Act 1954) and/or any Linked Company so long only as:

(i) such sharing or occupation shall subsist only while any such company remains a Group Company of the Tenant

(ii) no relationship of landlord and tenant between the Tenant and such Group Company or Linked Company shall be created and

(iii) prior to such occupation being granted to any such Group Company or Linked Company the Tenant shall give written notice to the Landlord of the identity of such Group Company and its relationship to the Tenant.

(e) Within one calendar month after any transfer assignment underlease charge or other disposition of this Lease to give notice in writing of such transfer assignment underlease charge or other disposition and of the name and address of the transferee assignee underlessee chargee or other disponee to the Clerk of the Landlord at Mercers' Hall Ironmonger Lane London EC2 and to produce to him the instrument of such transfer assignment underlease charge or other disposition and pay to him such a fee as may be reasonable but in no case less than Twenty pounds (plus VAT)

2.12 Statutory requirements

(a) At all times and from time to time and at its own expense to observe and perform all requirements of and to do and execute all such things as are or may under or in pursuance of any Act of Parliament already or hereafter to be passed (including any order regulation and bye-law made thereunder) for the time being in force be directed or required to be done or executed under or in respect of the Premises or the user thereof whether by the owner the landlord the tenant or the occupier thereof save where compliance is otherwise the obligation of the Landlord pursuant to this Lease and at all times during the term to indemnify and keep indemnified the Landlord against all costs claims demands and liability in respect thereof

(b) Not to do or permit to be done on the Premises any act or thing whereby the Landlord may under any such Act of Parliament order regulation or bye-law become liable to pay any penalty damages compensation costs charges or expenses

2.13 Defective Premises Act

As soon as reasonably possible upon becoming aware of the same to give notice in writing to the Landlord of any defect in the state of the Premises which would or might give rise to an obligation on the Landlord to do or refrain from doing any act or thing in order to comply with the duty of care imposed on the Landlord pursuant to the Defective Premises Act 1972 and at all times to display and maintain all notices (including the wording thereof) which the Landlord may from time to time display or require to be displayed at the Premises in relation to such liability

2.14 Planning Acts

(a) Not to commit any breach of planning control and to comply with all provisions of the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Consequential Provisions) Act 1990 the Planning (Hazardous Substances) Act 1990 and the Planning and Compensation Act 1991 or any statutory extension modification amendment or re-enactment of the same (herein called "the Planning Acts") that relate to the Premises whether as to user or otherwise and to indemnify (both during and following the expiration of the term) and keep the Landlord indemnified against all liability whatsoever including costs and expenses in respect of any contravention thereof

(b) At the expense of the Tenant to obtain all planning permissions and to serve all such notices as may be required for the carrying out of any operations or user on the Premises which may constitute development within the meaning of the Planning Acts **PROVIDED THAT** no application for planning permission shall be made without the previous consent of the Landlord

(c) Subject only to any statutory direction to the contrary to pay and satisfy any charge or levy that may hereafter be imposed under the Planning Acts in respect of the carrying out or maintenance of any such operations or the commencement or continuance of any such user

(d) Unless the Landlord shall otherwise direct to carry out and complete before the determination of the term:

(i) any works stipulated to be carried out to the Premises by a date subsequent to such determination as a condition of any planning permission granted for any development begun before the determination of the term and

(ii) any development begun upon the Premises in respect of which the Landlord shall or may be or become liable for any charge or levy under the Planning Acts

(e) The Tenant shall indemnify the Landlord against all liability including costs damages and expenses howsoever arising from any application by the Tenant for planning permission and all matters incidental thereto

(f) If the Tenant or any underlessee shall receive any compensation with respect to the interest of such underlessee or the Tenant as the case may be in the Premises as a result of any restriction imposed thereon pursuant to the Planning Acts to make such provision as is just and equitable for the Landlord to receive a fair and proper benefit from such compensation forthwith on the determination of the term and in the event of dispute the matter shall be put to arbitration under the arbitration provisions hereunder

(g) Not to oppose make representations against or object in any way to applications made by the Landlord under the Planning Acts

2.15 Notices

Within seven days of the receipt by the Tenant of notice of the same (whether by advertisement or not) to give full particulars to the Landlord of any permission notice order or proposal for a notice or order made given or issued to the Tenant or other owner or occupier of the Premises by any Government Department Local or Public Authority under or by virtue of any statutory powers and if so required by the Landlord to produce such permission notice order or proposal for a notice or order to the Landlord **AND ALSO** without unnecessary delay to take all reasonable or necessary steps to comply with any such notice or order where compliance falls within the Tenants obligations under this Lease **AND ALSO** at the request of the Landlord (but at the expense of the Landlord) to make or join with the Landlord in making such objections or representations against or in respect of any such notice order or proposal as aforesaid as the Landlord shall reasonably require **PROVIDED THAT** the Tenant shall not be obliged to join with such objection or representation where not in its business interests

2.16 To Indemnify the Landlord

Except insofar as the liabilities hereinafter referred to are insured pursuant to clause 3.2 hereof to indemnify the Landlord against liability arising from any breach by the Tenant of its obligations in this Lease

2.17 Value Added Tax ("VAT")

(a) To pay on 14 working days of written demand (and subject to prior receipt of a valid VAT invoice addressed to the Tenant) such VAT at the rate for the time being in force as shall be charged in respect of any moneys due from the Tenant under the terms and provisions hereof whether as a matter of law or pursuant to the exercise by the Landlord of any option to tax or any like right and in this Lease reference to VAT shall include any similar tax imposed in substitution for the same

(b) All sums reserved under the terms of this Lease are exclusive of VAT so that the amount payable shall be increased by the amount of any VAT applicable and if any other VAT shall be chargeable on supplies by the Landlord to the Tenant then the Tenant shall pay the Landlord's amount of VAT so chargeable (and subject to prior receipt of a valid VAT invoice addressed to the Tenant)

2.18 Interest on unpaid and other moneys

If any rents or other amounts payable by the Tenant under this Lease shall not be paid within 14 days of the due date (whether formally demanded or not in the case of first reserved rent) the Tenant shall pay to the Landlord with any such sums (but without prejudice to any other rights or remedies of the Landlord) interest at the rate ("the prescribed rate") of 4% above the base rate from time to time of Barclays Bank Plc or such other bank (being generally recognised as a clearing bank in the London Market) as the Landlord may from time to time nominate or if the base rate cannot be ascertained then such other rate as the Landlord may reasonably specify from the date upon which the same became due to the date of actual payment by the Tenant

2.19 Landlord's Regulations

To comply with all reasonable and proper regulations of which the Landlord may at any time give written notice to the Tenant in connection with the Building **PROVIDED THAT** in the case of conflict the terms of this Lease shall prevail

2.20 Construction (Design & Management) Regulations 2007

(a) For the purposes of this Clause 2.20 reference to "the CDM Regulations" shall mean the Construction (Design & Management) Regulations 2007 or any regulations from time to time amending supplementing or replacing the same and the expression "relevant project" shall mean any works of construction to which the CDM Regulations apply

(b) In respect of the Premises the Tenant shall at all times observe and comply with (or procure the observance of and compliance with) the CDM Regulations and shall indemnify and keep indemnified the Landlord against any loss or liability incurred by the Landlord as a result of the failure by the Tenant to observe or comply with the CDM Regulations and in particular shall maintain in a complete and up-to-date form any Health & Safety file for the Premises (whether existing at the date of this Lease or created subsequently) and upon reasonable request from the Landlord and at reasonable intervals to make available for viewing by the Landlord a full copy of the Health & Safety file for the Premises and at the end (or sooner determination) of the term to hand over the said file in a complete and up to date form

(c) Before commencing any relevant project the Tenant shall produce to the Landlord satisfactory evidence of:

(i) the appointment of a planning supervisor for the relevant project

(ii) notification of the project to the Health & Safety Executive

(iii) the preparation of a Health and Safety plan (providing to the Landlord a copy thereof)

(d) To comply with such requirements as the Landlord may reasonably impose in connection with any application for consent to works of alteration for the purpose of ensuring compliance with the CDM Regulations and for keeping the Landlord fully informed of the contents of the Health & Safety file for the Premises and any relevant project

2.21 Substitute Guarantor

Within fourteen days of the death or bankruptcy or liquidation during the term of any Guarantor or the appointment of an administrative receiver receiver or administrator of any such Guarantor to give notice thereof to the Landlord and if so required by the Landlord at the expense of the Tenant in all respects within twenty-eight days of such notice to procure some other person acceptable to the Landlord to execute a guarantee in respect of the Tenant's obligations contained in this Lease in the form set out in Schedule 2 with "the Lease" substituted for "this Lease" (and suitably defined) and with such further amendments as the Landlord may reasonably require

3. **Landlord's Covenants**

The Landlord for itself and its successors and assigns hereby covenants with the Tenant in manner following that is to say:

3.1 Quiet enjoyment

That the Tenant shall peaceably and quietly have hold use occupy and enjoy the Premises for the term hereby granted without any lawful interruption by the Landlord or any person rightfully claiming through under or in trust for it

3.2 Insurance

(a) Subject to cover for such risks being available at reasonable cost and on normal terms in the insurance market to insure and keep insured the Building (including the Premises) and the mechanical and electrical plant therein and all Landlord's fixtures and fittings therein against:

(i) loss or damage by fire lightning earthquake explosion terrorism subsidence aircraft (other than hostile aircraft) and other aerial devices dropped therefrom riot and civil commotion political disturbances and malicious damage storm or tempest bursting or overflowing of water tanks apparatus or pipes flood and impact by road vehicles

(ii) loss of rent for a period of at least 3 years but no more than 5 years (together with Value Added Tax if the Landlord shall so require)

(iii) such other perils and risks as the Landlord may from time to time acting reasonably require

(herein called "the Insured Risks")

All such insurances shall be placed with some insurance office or underwriters of repute and the cover shall subject to such limitations conditions exclusions or excesses as the insurers may impose represent the cost of reinstatement or replacement including the cost of site clearance demolition and all proper and reasonable professional fees as determined by the surveyors for the time being to the Landlord whose decision shall be final and binding on the Tenant (save in the case of manifest error)

(b) Whenever so required (but not more than once a year) to supply the Tenant with a summary of the Insured Risks and other relevant information with regard to the insurance policy or policies together with a copy of the receipt for the last premium and to notify the Tenant in writing of any material changes to the insurance policy or policies thereby effected

(c) In case and so often as the Premises or any part thereof shall be destroyed or damaged by way of the Insured Risks so as to render the Premises unfit for use and occupation the rent hereby reserved or a proportionate part thereof according to the nature and extent of the damage sustained shall thenceforth cease to be payable until the Premises shall be fit for occupation and use or until the expiration of the period of loss of rent insured by the Landlord whichever shall be the earlier

(d) The Landlord shall be under no obligation to rebuild and reinstate the Premises or the Building **PROVIDED THAT** if the Landlord shall not have commenced such works of reinstatement within 12 months of the date of such damage or destruction (or such reinstatement has not occurred within 3 years of the damage or destruction) either the Landlord or the Tenant shall be entitled to determine this Lease by service of written notice upon the other and upon the expiration of such a notice (but in the case of a notice served by the Tenant only if the Tenant shall have paid all the rents herein reserved at the date of expiry of the notice) the term hereby granted shall cease

(e) The proviso for cesser or abatement of rent shall cease if the Landlord's policy or policies of such insurance shall be or have been made void or payment of insurance moneys withheld in whole or in part by reason of any act or default of the Tenant its agents servants or licensees or persons authorised by it or so as to require an additional premium for insuring the same

(f) All monies payable under the insurance policies or by the Tenant under Clause 2.9(d) shall be paid to and belong to the Landlord absolutely

(g) (i) this clause 3.2(g)

"Uninsured Risk" means a risk listed in the definition of Insured Risks in this Lease against which insurance is obtainable at the time of this Lease or which subsequently ceases to be obtainable (in either case) on normal commercial terms in the UK insurance market for a property of the size type and location of the Building

(ii) If the Term the Building (or a substantial part of it) is damaged or destroyed by an Uninsured Risk so as to make the Premises or a substantial part of them unfit for occupation and use or inaccessible and the damage has not been caused by the act default or omission of the Tenant or any person deriving title under the Tenant or their respective agents employees licensees or contractors:

- the Rents and other sums payable hereunder (or a fair proportion thereof according to the nature and extent of the damage) shall cease to be payable until the Premises are again fit for use and are made accessible and

- the Landlord may within one year of damage or destruction (the "Requisite Time") serve written notice (a "Reinstatement Notice") on the Tenant confirming that it will reinstate the Building and the Premises so that the Premises are fit for occupation and use and made accessible and if the Landlord fails to serve a Reinstatement Notice on the Tenant within the Requisite Time either party shall be entitled to terminate this Lease but without prejudice to the rights of any party against the other in respect of any antecedent breach of covenant

this clause shall not apply if an Insured Risk has become an Uninsured Risk owing to any act or default of the Tenant or any person deriving title under the Tenant or their respective agents employees licensees or contractors

3.3 Repair

To keep the roofs foundations structural columns and beams and the concrete slabs in the floors and ceilings of the Building in good and tenantable and sufficient repair and condition PROVIDED ALWAYS that the Landlord shall not be liable to the Tenant for any want of repair hereinbefore mentioned unless the Landlord has been given notice thereof by the Tenant under clause 2.13 hereof nor in respect of any obligation hereunder that is to be construed as falling within the ambit of any of the Tenant's covenants hereinbefore contained

4. **Provisos**

PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows:

4.1 If at any time:

(a) the rents reserved or made payable by the Tenant by this Lease (or any of them or any part thereof) shall be in arrear and unpaid for 21 days after becoming due (whether legally demanded or not) or

(b) the Tenant shall at any time fail or neglect to perform or observe any of the Tenant's covenants conditions or agreements in this Lease or

(c) the Tenant or any person who shall from time to time have guaranteed to the Landlord the performance of the covenants on the part of the Tenant and the conditions imposed on it under these presents being a company shall go into liquidation whether voluntary or compulsory (other than a voluntary liquidation of a solvent company for the purpose of amalgamation or reconstruction) or pass a resolution for winding up (save as aforesaid) or for the appointment of a receiver or an administrative receiver or have a winding-up or administration order or petition for an administration order made against it or be unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 or shall enter into a composition with its creditors or a scheme of arrangement of its affairs or have an administrator or a receiver or manager or administrative

receiver appointed over all or any part of its undertaking or assets or is struck off the register of companies or otherwise ceases to exist or

(d) the Tenant or any person who shall from time to time have guaranteed to the Landlord the performance of the covenants on the part of the Tenant and the conditions imposed on it under these presents being an individual (or being more than one individual if any one of them) shall commit any act of bankruptcy or shall have a bankruptcy order or an interim order or application for such order made against him or enter into a composition with his creditors or a proposal is made for a voluntary arrangement or if he enters into a scheme of arrangement of his affairs or has an interim receiver appointed in respect of his property or if the Tenant has any distress or execution levied at the Premises or shall take the benefit of any Act for the relief of debtors

then and in any of the said cases and at any time thenceforth it shall be lawful for the Landlord or any person or persons authorised by the Landlord into or upon the Premises or any part thereof in the name of the whole to re-enter to re-possess the same as if this Lease had not been made but without prejudice to any right of action or remedy of either party in respect of any antecedent breach of any of the covenants by the other herein contained (including the breach in respect of which the re-entry is made)

4.2 Notices

Any demand or notice under this Lease must be in writing and unless the receiving party or its authorised agent acknowledges receipt is valid if (and only if) it:

(a) is given by hand sent by registered post or recorded delivery and

(i) is served:

- where the receiving party is a company incorporated within the United Kingdom at its registered office or
- where the receiving party is the Tenant at the Premises
- where the receiving party is the Tenant and the Tenant is not such a company at his residence (if more than one then either or any of them)
- where the receiving party is the Landlord or the Guarantor and that party is not such a company at that party's address shown in this Lease or in a deed or other document which is supplemental to this Lease and whether or not it is declared to be so supplemental or at any address specified in a notice previously given by that party to the party serving the notice

(b) unless it is returned through the Post Office undelivered a notice sent by registered post or recorded delivery is to be treated as served on the third working day after post whenever and whether or not it is received

(c) the term "working day" means a day when the UK clearing banks are open for business in the City of London

(d) if the receiving party consists of more than one person a notice to one of them is notice to all

(e) if the receiving party is the Tenant then it is sufficient to address the notice merely to "the Tenant" without the obligation to give the Tenant's name

(f) in this clause "party" includes any surety or guarantor

4.3 Remedies

If the Tenant shall make default in making payment to the Landlord of rent or any moneys payable by the Tenant to the Landlord pursuant to any of the Tenant's covenants herein contained on the due date the amount owing may be recovered by the Landlord by action or distress as if the same formed part of the rent payable hereunder or as liquidated damages and such moneys shall bear interest as herein provided

4.4 Exclusion of compensation

Notwithstanding anything herein contained or consequent thereto and in derogation thereof the Landlord and all persons authorised by it shall have power (acting reasonably) without obtaining any consent from or making any compensation to the Tenant to deal as they may think fit with any of the land buildings or parts of buildings and hereditaments adjacent adjoining or near to the Premises or any part thereof and to erect or suffer to be erected thereon or any part thereof any building whatsoever and to make any alterations or additions and carry out any demolition or rebuilding whatsoever which they may think fit or desire to do and without prejudice to the foregoing whether such buildings alterations or additions shall or shall not affect or diminish the light or air which may now or at any time during the term be enjoyed by the Tenant or the tenants or occupiers of the Premises

4.5 Disputes

(a) Any dispute arising between the Tenant and any other tenant or tenants of the Landlord of the remaining parts of the Building or any owner or occupier of the Building or of adjacent or nearby premises (other than the Landlord) as to any right or privilege or any party or other wall or otherwise or as to the amount of any contribution towards the Service Charge shall be determined on behalf of the Tenant by the Landlord its surveyors or any Committee (acting reasonably) appointed by the Landlord for that purpose

(b) Any question (other than as to matters of law or which fall to be determined under clause 4.5(a) above) arising between the Landlord and Tenant hereunder shall be determined by a single arbitrator to be agreed on by both parties and in case of a difference by a Surveyor nominated for the purpose by the Royal Institution of Chartered Surveyors subject to the provisions of the Arbitration Act 1996 or any statutory modification or re-enactment thereof for the time being in force

4.6 Definitions and interpretation

(a) The expression "the Particulars" shall mean the Land Registry prescribed particulars at the front of this Lease which shall form part of and shall be incorporated into this Lease

(b) The expression "the retained property" shall mean all parts of the Building which are not from time to time let or intended for letting including (but not limited to)

(i) the Common Parts

(ii) office and other accommodation for staff managing the Building

(iii) plants rooms and all mechanical and electrical plant in the Building except plant exclusively serving those parts of the Building that are let or intended for letting

(iv) storage areas

(v) pipes drains wires sewers ducts and other conducting media and facilities within or serving the Building except those within and exclusively serving those parts of the Building that are let or intended for letting

(vi) the windows and outer faces of the window frames in the external walls of the Building

(vii) all parts of the structure walls boundary walls fences foundations and roofs of the Building not included in the Premises or in the leases of other parts of the Building

(c) Where the expression "the Tenant" shall include two or more persons all covenants given by the Tenant herein shall be deemed to be given jointly and severally

(d) The expression "Linked Company" shall mean one or both of:

(i) Battersea Pie Station Limited (CRN: 06440350) and

(ii) Exeter Street Bakery Limited (CRN: 03926069)

4.7 Exclusion of rights not granted

Nothing herein contained shall by implication of law or otherwise operate or be deemed to confer upon the Tenant any easement right or privilege whatsoever other than those expressly hereby granted and set out in Clause 1 herein

4.8 Waiver

The demand for and/or the acceptance of rent by the Landlord or its agents shall not constitute and shall not be construed to mean a waiver of any of the covenants on the part of the Tenant herein contained or of the Landlord's rights of forfeiture or re-entry in respect thereof but any such breach shall be deemed to be a continuing breach of covenant and neither the Tenant nor any person deriving title under or through the Tenant shall be entitled to set up any such demand or acceptance as a defence in any action or proceedings by the Landlord

4.9 Tenant's possessions

(a) If after the Tenant has vacated the Premises at the determination of the term any property of the Tenant shall remain in or on the Premises and the Tenant shall fail to remove the same within seven days after being given notice to do so by the Landlord then the Landlord shall be entitled as agent of the Tenant to sell such property and shall hold the proceeds of such sale (after deducting the costs and expenses of removal storage and sale reasonably and properly incurred in connection therewith and after deduction of any arrears of rent or other sums payable to the Landlord hereunder) to the order of the Tenant

(b) The Tenant will indemnify the Landlord against any liability incurred by it to any third party whose property (having been in or on the Premises as aforesaid) shall have been sold by the Landlord in the mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and was liable to be dealt with under Clause 4.10(a) hereof

4.10 Lift and shift

Where (if at all) under this Lease the route or location of any facility which is the subject of any easement or right granted to the Tenant is specified or fixed and the Landlord wishes to very such route or location or provide an alternative facility the Landlord may do so on giving reasonable notice to the Tenant **PROVIDED THAT**:

(a) the varied or alternative facility is of no worse quality no lesser capacity and not materially less convenient than the previous facility

(b) the Landlord will carry out all associated works in a proper manner at its own cost

(c) the Landlord will procure that there shall be no material interruption to the Tenant's capacity to enjoy the relevant easement or right whilst the variation or alteration is undertaken

and following such variation or alteration the relevant easement or right shall apply to the varied or alternative facility.

4.11 Security of Tenure

(a) The Tenant hereby confirms that before the date of this Lease:

(i) the Landlord served on the Tenant a notice dated ~~9 July 2014~~ 4 April 2016 in relation to the tenancy created by this Lease ("the Notice") in a form complying with the requirements of Schedule 1 to the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003 ("the Order")

(ii) the Tenant or a person duly authorised by the Tenant, in relation to the Notice made a declaration/a statutory declaration ("the Declaration") dated ~~9 July 2014~~ 5 April 2016 in a form complying with the requirements of Schedule 2 of the Order

(b) The Tenant further confirms that, where the Declaration was made by a person other than the Tenant, the declarant was duly authorised by the Tenant to make the Declaration on the Tenant's behalf

(c) The Landlord and the Tenant confirm that there is no Agreement for Lease to which this Lease gives effect

(d) The Landlord and Tenant agree to exclude the provisions of sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 in relation to the tenancy created by this Lease

4.12 Contracts (Rights of Third Parties) Act 1999

(a) Unless the right of enforcement is expressly granted it is not intended that a third party should have the right to enforce a provision of this Lease pursuant to the Contracts (Rights of Third Parties) Act 1999

(b) The parties may rescind or vary this Lease without the consent of a third party to whom an express right to enforce any of its terms has been provided

4.13 New tenancy

The tenancy hereby created is a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995 (the "1995 Act")

4.14 Tenant's right to determine

(a) If the Tenant shall desire to determine the term granted by this deed on 6 April 2021 (the "Break Date") and shall give to the Landlord not less than six months' previous notice in writing of such desire and if at the date of such determination (unless the Landlord shall in writing waive any such requirement as a condition of such determination) the Tenant:

(i) Yields up possession of the Property free from occupiers and rights of occupation to the Landlord

(ii) has paid all rent and other sums payable to the Landlord up to such date which save in the case of reserved rent has been demanded in writing at least 20 Working Days prior to the Break Date and excluding any accrued interest

then immediately on the expiration of any such notice this demise and everything contained in this deed shall determine but without prejudice to the rights and remedies of either party in respect of any antecedent claim or breach of covenant

(b) If this lease is not be determined on the Break Date then the rent shall be suspended and not be due for the period from and including 6 April 2021 to and including 5 October 2021

(c) If this lease is terminated pursuant to this clause then within 14 days of the Break Date the Landlord shall refund to the Tenant the proportion of all sums paid under the lease in respect of the Period after the Break Date (including VAT)

5. **Guarantee**

The Guarantor covenants with the Landlord on the terms set out in Schedule 2

IN WITNESS whereof this Lease has been executed as a Deed by the parties the day and year first before written

SCHEDULE 1

The Service Charge

1. **The Services**

In this part of the Lease "the Services" are those services appropriate to the management and maintenance of the Building as the Landlord may at its discretion (acting reasonably and in accordance with the principles of good estate management) provide for the Building as set out in this clause:

1.1 the decoration inspection testing repair renewal rebuilding servicing and maintenance of the retained property (including replacement of parts where appropriate and where beyond economic repair) including the exterior and structure of the Building

1.2 refuse disposal

1.3 operating the facilities so as to provide central heating to the Building on such dates as the Landlord shall decide

1.4 operating all facilities serving the Building required by an authority

1.5 carrying out such works and taking such other action as may be appropriate relating to the Building or its use in order to comply with the lawful requirements or recommendations of an insurer or an authority

1.6 insurance of equipment and of the furnishings and contents of the retained property and such other insurance relating to the management of the Building as the Landlord may consider prudent

1.7 cleaning and washing down the exterior surfaces of the Building

1.8 cleaning external windows

1.9 such improved facilities as an authority may require or such improved facilities or services for the greater amenity of those using the Building or for the more efficient management of the Building as the Landlord may consider necessary

1.10 maintaining any landscaped areas

1.11 the enforcement of regulations

1.12 cleaning and drainage of gutters at the Building

2. **Service Costs**

In this part of the Lease "Service Costs" means the aggregate of:

2.1 all rates taxes charges assessments and outgoings payable in respect of all or any part of the retained property or in respect of the Building as a whole

2.2 the reasonable and proper cost of electricity gas oil or other fuel supplied for the provision of the Services or otherwise consumed in the retained property

2.3 the reasonable and proper cost of employing or arranging for the employment of staff to provide the Services such cost to include all incidental expenditure such as (without prejudice to the generality of the foregoing) that relating to insurance pension health and welfare contributions the provision of clothing the provision of tools materials and equipment for the proper performance of their duties the provision of accommodation (and where such accommodation is provided in the Building a notional rent therefor not exceeding such figure as the Landlord is from time to time advised by a duly qualified surveyor represents its open market rent) and other reasonable and proper payments costs of staff for management (in house surveyors and engineers) bonuses contributions benefits taxes and premiums as the Landlord may at its discretion acting reasonably and properly deem necessary

2.4 the reasonable and proper cost of providing pest control

2.5 the reasonable and proper cost of providing repairing maintaining and renewing such equipment materials and supplies as are from time to time required in order to provide the Services including fire fighting and prevention equipment and fire alarms within the Building (whether or not the Tenant enjoys the use of such equipment in common with others)

2.6 the reasonable and proper cost of all maintenance and other contracts entered into in relation to the provision of the Services

2.7 the reasonable and proper cost of maintaining repairing and replacing roads drains wires pipes sewers ducts and other conducting media and facilities walls structures or other things common to or used in common by the Building and other property

2.8 the reasonable and proper cost to the Landlord of complying with or contesting the requirements or proposals of any authority insofar as they relate to the Building or land upon which the Building is situated including certificates of fire insurance for any particular parts of the Building or the Building as a whole

2.9 the reasonable and proper fees of managing agents surveyors and other staff (including those in the employment of the Landlord) retained by the Landlord in relation to the management and administration of the Building the provision of the Services

2.10 the reasonable and proper cost of preparing and auditing Service Charge accounts (whether carried out by the Landlord or by the Landlord's agents or accountants)

2.11 the reasonable and proper cost of obtaining such professional advice as may from time to time be required in relation to the management of the Building and the provision of Services

2.12 VAT (or other tax) where chargeable on any of the Service Costs to the extent that it cannot be recovered by the Landlord

2.13 the reasonable and proper cost of collecting and disposing of any refuse from the Building including the cost of maintaining repairing and renewing any equipment used for such purpose

2.14 all other reasonable and proper costs charges expenses and outgoings incurred in or incidental to the provision of the Services and

2.15 A reasonable and proper proportion of the costs incurred in managing the Landlord's estate (being the Landlord's property registered at the Land Registry under title number NGL615849) including (but not limited to) the following:

(a) providing estate and building managers and their accommodation and all other associated costs for such accommodation including health and safety, service charge, insurance, rates, health and safety, cleaning, utilities, repairs and maintenance

(b) a 24/7 helpdesk in Old Brewers Yard

(c) a 24/7 security present CCTV and pest control programme

(d) communal refuse and recycling facilities in Old Brewers Yard including a compactor (and costs associated with such compactor) and waste collection

(e) external repairs and winter gritting to Old Brewers Yard including the access barrier

2.16 the costs incurred in the preparation of health and safety and fire risk assessments

3. **Provision of Services**

The Landlord **COVENANTS** with the Tenant to provide at its discretion (acting reasonably) the Services from and including the Term Commencement Date until the date of expiration or sooner determination of the term and the Landlord will have no liability to the Tenant:

3.1 for any failure to provide Services during any period when the Tenant is in arrears with payment of sums reserved as rent under this Lease and Service Charge or any other monies due from the Tenant to the Landlord under the Lease

3.2 for the interruption of a Service for reasons of inspection maintenance repair or other works (in which event the Landlord will restore the Service as soon as reasonably practicable)

3.3 for failure to provide a Service due to damage breakdown inclement weather shortage of fuel or water or any other cause beyond the Landlord's reasonable control (although the Landlord will then take all reasonable steps to restore such Service or provide an alternative Service as soon as reasonably practicable)

3.4 for withdrawal of a Service if the Landlord acting reasonably and properly and inacceptable with the principles of good estate management considers it is no longer appropriate

3.5 in respect of any act omission or negligence of any person providing or purporting to provide any Service but not so as to exclude the negligence of the Landlord itself or

3.6 for any consequential loss including but not limited to loss of profit or any liability incurred by the Tenant as a result of any defect in any of the Services except in so far as it arises as a result of the Landlord's wilful act or omission

4. **The Service Charge**

4.1 Where in this clause the following emboldened words commence with capital letters they have the following meanings unless the context otherwise requires:

(a) Account Date

25 December in each year or such other date in each year as the Landlord may reasonably stipulate

(b) Account Period

The period from and excluding one Account Date up to and including the next Account Date

(c) Account Statement

A statement certified by the Landlord or a duly qualified surveyor or accountant (and in the absence of manifest error to be accepted by the Tenant as conclusive) showing the Total Charge for the relevant Account Period the Service Charge details of all Estimated Service Charge (if any) received in

respect of the relevant Account Period and any balance of Service Charge due from the Tenant or refund due to the Tenant

(d) Estimated Service Charge

Payment on account of the Service Charge which during the first Account Period of the term shall be such sum as the Landlord shall reasonably determine and notify to the Tenant

(e) Service Charge

Such fair and reasonable proportion of the Service Cost as may be conclusively determined by the Surveyor or an accountant on behalf of the Landlord as attributable to the Premises

(f) Total Charge

The total of all Service Costs during an Account Period net of any receipts from insurers the Tenant or other occupiers of the Building or third parties (otherwise than by way of a service charge) which are properly applicable towards payment of such Service Costs

4.2 The Tenant hereby covenants

(a) To pay to the Landlord by way of equal instalments in advance on each usual quarter day during the term and proportionately for less than an Account Period (the first payment or proportionate payment to be made on the date hereof) an Estimated Service Charge of such sum as the Landlord may reasonably demand having regard to actual and anticipated Service Costs

(b) That if any Estimated Service Charge shall not have been notified to the Tenant before the Account Date in any year then the Tenant shall on each quarter day pay an amount equal to the Estimated Service Charge payable on each quarter day during the previous Account Period until the Estimated Service Charge for the current Account Period shall have been notified to the Tenant

(c) On the next quarter day following such notification the Tenant shall pay to the Landlord or the Landlord shall allow to the Tenant the difference between the Estimated Service Charge already paid in that Account Period and the amount which would have been paid if the Tenant had received notification of the Estimated Service Charge prior to the commencement of that Account Period

(d) That if the Landlord incurs substantial expenditure in the provision of the Services which has not been taken into account in the Estimated Service Charge for that Account Period the Tenant shall pay an exceptional payment being a fair proportionate part of such expenditure such payment to be made within 28 days of demand by the Landlord

4.3 As soon as practicable after an Account Date the Landlord shall submit to the Tenant an Account Statement for the Account Period ending on that Account Date and:

(a) if the Account Statement shows that a balance of Service Charge is due from the Tenant the Tenant shall pay such balance to the Landlord within fourteen days of receipt of the Account Statement and a written demand addressed to the Tenant for the relevant amount

(b) if the Account Statement shows that a refund is due to the Tenant such refund shall during the term be set off against future Service Charge payments and following the determination of the term be set off against any other monies due from the Tenant to the Landlord and the balance (if any) paid to the Tenant within 14 days after the expiry of the Account Period in which the date on which the term is determined falls

4.4 Where the term commencement date and the date of expiration or sooner determination of the term do not coincide with the beginning or end respectively of an Account Period the Service Charge for the initial and final partial Account Periods shall be that proportion of the Service Charge which relates to the period on and from the term commencement date or ending on the date of expiration or sooner determination of the term as the case may be apportioned on a daily basis according to the number of days in the whole of the relevant Account Period

4.5 The provisions of this Schedule will survive the date of expiration or sooner determination of the term

Service Charge Provisos

4.6 Neither the Tenant's proportion of the Service Charge nor the Service Charge shall be increased or altered by reason that at any relevant time any area of the Building or the Landlord's adjoining Property which is let or is intended by the Landlord ("Letting Unit") may be vacant or occupied by the Landlord (other than in its capacity as Landlord) or that any tenant or other occupier of another lettable unit other than the Premises may default in payment of its due proportion of the Service Costs and the Landlord may not make a profit out of the service charge

4.7 There shall be excluded from the Service Costs

4.8 Any liability or expense for which the Tenant or other lessees or occupiers of the Building or adjoining property shall individually be responsible under the terms of this Lease or the tenancy or other contract or other arrangement by which they occupy or use any Lettable Unit (or should be if that unit had been let on the same or similar terms as this Lease)

4.9 Any cost incurred by the Landlord in relation to the collection of rents or letting or re-letting of any Lettable Unit

4.10 Any cost incurred by the Landlord in carrying out works to any part of the Building or adjoining property of the Landlord which are necessary to repair reinstate or rebuild them following damage or destruction by an Insured Risk

4.11 The cost of the initial construction of the Building and the cost of providing and installing plant machinery and similar equipment at the Building before the date of this Lease

4.12 Any costs relating to the Landlord's adjoining property (excluding the Building) except where those costs are incurred in respect of both the Building and other parts of the

Landlord's adjoining property and/or the Landlord (acting reasonably) determines that the tenants of the Building ought properly and reasonably to contribute towards the same

4.13 There shall not be included in the Service Charge any costs attributable to repairing and maintaining any Lettable Unit (which expression does not include the Retained Structure) which is either unlet vacant or not let on terms upon which the tenant of such unit has similar obligations to repair and maintain it as the Tenant of this Lease

4.14 Any obligation on the Tenant to contribute towards the cost of renewal or replacement of any item mentioned in this schedule shall be limited so as to apply only where such renewal or placement is necessary where such item is beyond economic repair

SCHEDULE 2

Guarantor's Covenants

1. **Obligations of Guarantor**

1.1 The Guarantor covenants with the Landlord as a primary obligation (so far as permitted and until released pursuant to the 1995 Act) that during the term until released pursuant to the 1995 Act the Tenant will pay the rents and observe and perform the provisions of this Lease and the Guarantor will indemnify the Landlord against all claims demands losses costs damages and expenses incurred by it or resulting from the default of the Tenant in observing and/or performing any of the provisions of this Lease

1.2 The Guarantor shall be deemed to be a principal debtor and the liabilities and obligations of the Guarantor hereunder shall (except as provided in the 1995 Act) in no way be released or discharged or (except as specifically provided in sub-paragraph (f) below) lessened or affected by reason of:

(a) any time or indulgence granted by the Landlord or any neglect or forbearance of the Landlord in enforcing payment of the rents or the observance and performance of the provisions of this Lease

(b) any refusal by the Landlord to accept the rents payable under this Lease following a breach or suspected breach of any of the covenants conditions and agreements in this Lease on the part of the Tenant to be observed and performed

(c) any agreement with the Tenant any licence or consent granted to the Tenant or any variation in the terms of this Lease

(d) the death of the Tenant (if an individual) or the dissolution of the Tenant (if a company)

(e) a surrender of part of the Premises except that the Guarantor shall have no liability in relation to the surrendered part for any period following the date of surrender

(f) any other act matter or thing by which but for this provision the Guarantor would have been released other than a release by deed given by the Landlord or pursuant to the 1995 Act

2. **Insolvency of Tenant**

If during the term the Tenant becomes insolvent or bankrupt and the liquidator or the trustee in bankruptcy disclaims or surrenders this Lease or if this Lease shall be forfeited

or if the Tenant shall cease to exist the Guarantor shall upon written notice from the Landlord given within six months after the date of disclaimer or other event take a new lease of the Premises from the Landlord for a term commencing on the date of the disclaimer or other event equal to the residue then unexpired of the Term at the Rent payable had there been no disclaimer or other event subject to this Lease insofar as it is still subsisting and otherwise subject to the same provisions as this Lease (with such variations as the Landlord may reasonably require but without requiring any other person to act as guarantor) such new lease to take effect from the date of disclaimer or other event and to be granted at the cost of the Guarantor who shall execute and deliver to the Landlord a counterpart of it

3. **Position after Disclaimer or Other Event**

If this Lease is disclaimed surrendered or forfeited and for any reason the Landlord does not require the Guarantor to take a new lease under the provisions of paragraph 2 above the Guarantor shall pay to the Landlord on demand an amount equal to the rents and other sums payable under this Lease had there been no disclaimer or other event for the period from the date of disclaimer or other event to the date six months after such disclaimer or other event or the date upon which the Landlord relets the Premises (whichever is the earlier)

4. **Benefit of Guarantee**

This guarantee shall enure for the benefit of the successors and assigns of the Landlord under this Lease without the necessity for any assignment

SCHEDULE 3

Rent Review Provisions

1. In this Schedule the following expressions shall have the following meanings:

1.1 "Review Dates" means the First Review Date and the Second Review Date any other date that becomes a Review Date pursuant to paragraph 7 hereof

1.2 "the Market Rent" means the yearly rent (exclusive of any VAT) payable after the expiry of any rent free period of such length as would be negotiated in the open market for the purposes of fitting out upon a letting of premises comparable with the Premises at which the Premises might reasonably be expected then to be let without fine or premium with vacant possession in the open market by a willing landlord to a willing tenant by a single lease which is on the same terms in all respects as this Lease (save as to the amount of the yearly rent payable hereunder but including the provisions for rent review) for a term of 10 years (with a right to determine on the fifth anniversary of the term commencement date of that Lease in accordance with clause 4.15 of this Lease mutatis mutandis) and on the following assumptions (whether or not such shall in fact be the case):

(a) that no work has been carried out at the Premises by the Tenant its sub-tenants or any permitted occupier or their respective predecessors in title during or prior to the Term which has diminished the rental value of the Premises and that in case the Premises have been destroyed or damaged they have been fully restored

(b) that all the covenants and conditions in this Lease have been duly performed and observed save in the case of the landlord where in reality it is in wilful and persistent default

(c) that the Premises may be lawfully used by any person for the purposes permitted under this Lease

(d) that the Premises are fit for immediate occupation and use ready to be fitted out

(e) that the willing tenant would commence paying rent immediately upon the Review Date and that such rent would not be discounted to reflect the absence of any rent concession rent free period or other inducement then being offered by lessors to lessees in respect of fitting out upon the grant of leases in the open market of premises comparable with the Premises it being assumed that the willing tenant has received and has already enjoyed the full benefit of such rent concession rent free period or other inducement before the Review Date

but disregarding:

(i) any effect on rent of the fact that the Tenant its sub-tenants or any permitted occupier or their respective predecessors in title have been in occupation of the Premises or any part thereof

(ii) any goodwill attached to the Premises or any part thereof by reason of the carrying on thereat of the business of the Tenant its sub-tenants or any permitted occupier or their respective predecessors in title in their respective businesses and

(iii) any effect on rent of any improvement to the Premises or any part thereof completed not more than twenty-one years prior to the Review Date and to the extent that the improvement is carried out by or at the cost of the Tenant or its subtenant or any permitted occupier either during the Term with the Landlord's written consent as herein required or under any agreement for the grant of this Lease but always excluding those carried out in pursuance of an obligation to the Landlord or imposed by statute

(iv) any conditions in or connected with any planning permission applied for by or on behalf of the Tenant or its sub-tenants or any permitted occupier or their respective predecessors in title which adversely affect the rental value of the Premises

1.3 "Surveyor" means an independent surveyor appointed in accordance with this Schedule

2. From the First Review Date the Rent shall be such as may at any time be agreed between the Landlord and the Tenant as the rent payable from the First Review Date or in default of such agreement shall be whichever is the greater of:

(a) the Market Rent at the First Review Date or

(b) **TWO HUNDRED AND SEVENTY EIGHT THOUSAND FIVE HUNDRED AND TWENTY POUNDS** (£278,520)

3. From the Second Review Date the Rent shall be such as may at any time be agreed between the Landlord and the Tenant as the rent payable from the Second Review Date or in default of such agreement shall be whichever is the greater of:

(a) the Market Rent at the Second Review Date or

(b) the Rent payable under this Lease (disregarding any suspension of Rent pursuant to this Lease) immediately before the Second Review Date

4. If by a date three months before the Review Date the Rent payable from the Review Date has not been agreed the Landlord and the Tenant may agree upon a person to act as the Surveyor who shall determine the Market Rent in respect of the Review Date but in default of such agreement then the Landlord or the Tenant may at any time whether before or after the Review Date make application to the President for the time being of the Royal Institution of Chartered Surveyors or his deputy to appoint the Surveyor to determine the Market Rent and such application shall request that the Surveyor to be appointed shall be a specialist in the letting of commercial premises comparable with the Premises

4.1 Unless the Landlord and the Tenant otherwise agree in writing the Surveyor shall act as an expert

4.2 Unless the Surveyor shall otherwise direct the Landlord and the Tenant shall each be responsible for one half of his fees and if either the Landlord or the Tenant shall fail to pay any fees awarded against it within five working days of such fees being demanded by the Surveyor then the other of them shall be entitled to pay such costs and the amount so paid shall be repaid on demand by the chargeable party

4.3 If the Surveyor refuses to act or is incapable of acting or dies the Landlord or the Tenant may apply to the President for the time being of the Royal Institution of Chartered Surveyors or his deputy for the appointment of a further Surveyor

4.4 Each party shall have the right to make representations to him (and to comment on representations made by the other party) and he shall consider them but will not be bound to take them into account and his decision shall be final and binding on the parties

5. If by the Review Date the Rent payable from the Review Date has not been ascertained pursuant to this Schedule the Tenant shall continue to pay the then current Rent and within fourteen days of such ascertainment (being the date of agreement or of the Surveyor's award on determination) ("the due date") the Tenant shall pay to the Landlord the difference (if any) between the rent paid and the rent so ascertained for the period from the Review Date to the day before the quarter day next following such ascertainment ("the shortfall") together with interest at base rate on the shortfall calculated on a daily basis by reference to the quarter days upon which parts of the shortfall would have been payable if the revised rent had been ascertained at such dates down to the due date

6. So soon as the Rent payable from the Review Date has been ascertained details of the amount thereof shall be entered on memoranda to be signed by or on behalf of the Landlord and the Tenant respectively and annexed to this Lease and the counterpart thereof and the parties shall each bear their own costs in relation thereto

7. If at the Review Date there is any legal restriction upon the Landlord's right to collect review or increase the Rent in accordance with this Schedule then upon the ending removing or modification of such restriction the Landlord may at any time thereafter give to the Tenant not less than seven days' written notice requiring an additional rent review upon a date specified therein (being not earlier than the date of expiration of such notice) and the Rent payable from such date shall be ascertained as provided in this Schedule

SCHEDULE 4

Authorised Guarantee Agreement

THIS GUARANTEE is made the [ ] day of [ ]

BETWEEN

(1) [ ] ("the Guarantor") and

(2) [ ] ("the Landlord")

NOW IT IS AGREED as follows:

1. **Definitions**

In this guarantee the following expressions shall (where the context permits) have the following meanings respectively:

the Assignee:	means [ ]
the Lease:	means the lease dated [ ] and made between the Wardens and Commonalty of the Mystery of Mercers of the City of London (1) and [ ] Limited (2) for a term of [ ] years from the [ ]day of [ ] 20[ ]
the Liability Period:	means the period during which the Assignee is bound by the tenant covenants of the Lease

1.1 the expressions "authorised guarantee agreement" and "tenant covenants" shall have the same meaning in this guarantee as in the Landlord and Tenant (Covenants) Act 1995 Section 28(1)

1.2 "the Premises" shall have the same meaning as in the Lease

2. **Recitals**

2.1 By clause 2.11 of the Lease the Landlord's consent is required to the assignment of the Lease

2.2 The Landlord has agreed to give consent to the assignment to the Assignee on condition that the Guarantor enters into this guarantee

2.3 This guarantee takes effect only when the Lease is assigned to the Assignee

In consideration of the Landlord's consent to the assignment the Guarantor covenants with the Landlord and without the need for any express assignment with all its successors in title that:

2.4 To pay observe and perform

The Assignee shall pay the rents and observe and perform the covenants and other terms of the Lease throughout the Liability Period and if at any time during the Liability Period the Assignee shall make any default in payment of the rents or in observing or performing any of the covenants or other terms (including all tenant's covenants) of the Lease the Guarantor will pay the rents and observe and perform the covenants or terms in respect of which the Assignee shall be in default and make good to the Landlord on demand and indemnify the Landlord against all losses damages and reasonable and proper costs and expenses arising or incurred by the Landlord as a result of such non-payment non-performance or non-observance **PROVIDED ALWAYS THAT:**

(a) notwithstanding any time or indulgence granted by the Landlord to the Assignee or any neglect or forbearance of the Landlord in enforcing the payment of the rents or the observance or performance of the covenants or other terms of the Lease or any refusal by the Landlord to accept rents tendered by or on behalf of the Assignee at a time when the Landlord was entitled (or would after the service of a notice under the Law of Property Act 1925 Section 146 have been entitled) to re-enter the Premises

(b) notwithstanding that the terms of the Lease may have been varied by agreement between the parties (including the Guarantor)

(c) notwithstanding that the Assignee shall have surrendered part of the Premises in which event the liability of the Guarantor under the Lease shall continue in respect of the part of the Premises not so surrendered after making any necessary apportionments under the Law of Property Act 1925 Section 140 and

(d) notwithstanding any other act or thing by which but for this provision the Guarantor would have been released the Guarantor shall not thereby be discharged from liability under the foregoing covenants nor shall such liability be in any way lessened or affected thereby

2.5 To take lease following disclaimer

If during the Liability Period the Assignee (being an individual) shall become bankrupt or (being a company) shall enter into liquidation and the trustee in bankruptcy or liquidator shall disclaim the Lease the Guarantor shall if the Landlord shall by notice within two months after such disclaimer so require take from the Landlord a lease of the Premises for the residue of the term of the Lease which would have remained had there been no disclaimer at the rent then being paid under the Lease and subject to the same covenants and terms as in the Lease (except that the Guarantor shall not be required to procure that any other person is made a party to that lease as guarantor) such new lease to take effect from the date of such disclaimer and in such case the Guarantor shall pay the costs of such new lease and execute and deliver to the Landlord a counterpart of it

2.6 To make payments following disclaimer

If during the Liability Period the Lease shall be disclaimed and for any reason the Landlord does not require the Guarantor to accept a new lease of the Premises in accordance with clause 3.2 above the Guarantor shall pay to the Landlord on demand an amount equal to the rents for the period commencing with the date of such disclaimer and ending on whichever is the earlier of the following dates:

(a) the date six months after such disclaimer

(b) the date (if any) upon which the Premises are relet

IN WITNESS whereof the parties hereto have executed this Deed the day and year first before written

SCHEDULE 5
Reinstatement Works

1. Remove all partitioning and make good any damage

2. Paint all painted areas within the Premises with two coats of good quality paint. Colour to be agreed with the Landlord

3. Remove all cabling throughout and make good

4. Remove shelving from storage area and make good

5. Removal of alarm system and associated cabling and make good

EXECUTED as a deed by the affixing of the)
COMMON SEAL of **THE WARDENS**)
AND COMMONALTY OF THE)
MYSTERY OF MERCERS OF THE)
CITY OF LONDON)
in the presence of:)

1117

....

Clerk